                                                                     Exhibit 5.1


              [Marriott International Law Department Letterhead]



June 14, 2000

Marriott International, Inc.
10400 Fernwood Road
Bethesda, Maryland  20817

Ladies and Gentlemen:

     We have acted as counsel to Marriott International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-3 of the Company (the "Registration Statement") to be filed on or about June 14, 2000 with the Securities and Exchange Commission (the "Commission"), of up to 1,369,423 shares of Common Stock (the "Shares"), par value $.01 per share, to be offered and sold from time to time by a selling stockholder of the Company listed in the Registration Statement. The Shares are issuable upon conversion of the Company's ESOP Convertible Preferred Stock (the "ESOP Shares"). This opinion is being furnished to you at your request in connection with the filing of the Registration Statement.

     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Restated Certificate of Incorporation and Bylaws of the Company, the Certificate of Designation for the ESOP Shares, the proceedings of the Board of Directors of the Company or a committee thereof relating to the Shares and the ESOP Shares and such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties.

     Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Delaware law, we are of the opinion and advise you that the Shares have been duly authorized and, when issued upon conversion of the ESOP Shares in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

     In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Delaware. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Delaware as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Law Department under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

MARRIOTT INTERNATIONAL, INC.
LAW DEPARTMENT

By:  /s/ Joseph Ryan
     ----------------------------
     Joseph Ryan
     Executive Vice President and General Counsel